SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported)            July 6, 2000
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               JEREMY'S  MICORBATCH  ICE  CREAMS,  INC.
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             (Exact name of registrant as specified in its charter)



         Delaware                      001-15689                  23-3017648
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(State or other jurisdiction           (Commission           (IRS Employer
 of Incorporation)                      File Number)         Identification No.)



3401 Market St., Suite 312 Philadelphia, PA                        19104
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     (Address of principal executive offices)                      (Zip Code)


Registrant's  telephone  number,  including  area  code     215-823-6885
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          (Former name or former address, if changed since last report)

Item  1.     Changes  in  Control  of  Registrant

     Joseph Phillips has been elected as the President and Chief Executive Officer and as a director of Jeremy's Microbatch Ice Creams, Inc. Mr. Phillips replaces Samuel Cohen on the Board of Directors. Mr. Phillips together with Jeremy Kraus will constitute the newly formed Executive Committee of Jeremy's Board of Directors. The Executive Committee will exercise the powers of the Board between Board Meetings. Mr. Phillips will also serve on Jeremy's Stock Option Committee.

     Mr. Phillips, age 48, was senior vice president of sales and general manager of Champion Products, Inc. from 1992 to 1993 and 1994-1998. Champion Products, Inc. markets Champion collegiate and athletic wear. Mr. Phillips also held senior executive positions with Prince/Ektelon from 1993-1994, L.A. Gear, Inc. from 1989 to 1992, and Wilson Sporting Goods Company from 1974-1989. During his tenure at Champion Products, Inc., Mr. Phillips developed the annual operating plan, strategic business plans, budgets and an organizational structure that resulted in $300MM in U.S. sales. As the national sales manager at L.A. Gear, Inc., he was responsible for sales and promotion of all men's, women's, and children's footwear to all sporting goods national accounts. From 1999 until joining Jeremy's he was a management consultant at Life Is Good, a small privately held apparel company.

Jeremy Kraus has been given the title of Chairman of Jeremy's, and will also serve as corporate Secretary. Mr. Kraus will continue to serve Jeremy's as a full time officer in those capacities. As Chairman, Mr. Kraus will oversee corporate governance, corporate finance and corporate communications, and will lead the board in decision making on the strategic direction of the Company. He will also continue to serve as spokesperson for Jeremy's MicroBatch Ice Creams.

As CEO and President of Jeremy's, Mr. Phillips will be responsible for achieving the strategic initiatives of the Company as approved by the board of directors. He will have primary responsibility for the sales and profitability of the Company, and ultimate responsibility for all brand development and contractual relationships.

As of July 7, 2000, Samuel V. Cohen, Jeremy's former Chief Operating Officer, resigned as a director and officer of Jeremy's. Mr. Cohen has been retained as a consultant to Jeremy's through June 30, 2000, and is expected to assist Jeremy's in the areas of strategic relationships.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            JEREMY'S MICROBATCH ICE CREAMS, INC.



Dated:   July 19, 2000                      By:  /s/  Joseph Phillips
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                                                Joseph Phillips, President


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